Exhibit 99.1

CREDIT AGREEMENT
Dated as of June 30, 2008
Among
TIME WARNER CABLE INC.,
as Borrower,
The Lenders Party Hereto,
DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent,
THE ROYAL BANK OF SCOTLAND PLC and FORTIS BANK SA/NV NEW YORK BRANCH,
as Tranche I Co-Syndication Agents,
MIZUHO CORPORATE BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION,
as Tranche I Co-Documentation Agents,
BNP PARIBAS SECURITIES CORP., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
NEW YORK BRANCH, and CITIBANK, N.A.,
as Tranche II Co-Syndication Agents,
BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION,
as Tranche II Co-Documentation Agents
$9,000,000,000 TERM LOAN FACILITY

DEUTSCHE BANK SECURITIES INC. and RBS SECURITIES CORP. d/b/a RBS
GREENWICH CAPITAL,
as Tranche I Joint-Lead Arrangers and Joint Bookrunners,
BNP PARIBAS SECURITIES CORP. and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
NEW YORK BRANCH
as Tranche II Joint-Lead Arrangers and Joint Bookrunners

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SCHEDULES:

Schedule 1.01(A)	Tranche I Commitments; Address for Notices
Schedule 1.01(B)	Tranche II Commitments; Address for Notices
Schedule 2.03(A)	Borrowing Notice/Interest Election Notice/Prepayment Notice
Schedule 2.03(B)	Authorized Account Numbers & Locations
Schedule 6.08	Unrestricted Subsidiaries
Schedule 8	List of Proper Persons

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Guarantee
Exhibit C	Distribution Agreement Terms
Exhibit D	Form of Escrow Agreement
Exhibit E	Form of Spin-off Officer’s Certificate
Exhibit F	Form of Split-off Officer’s Certificate

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          CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 30, 2008, among TIME WARNER CABLE INC., a Delaware corporation (together with any replacement or successor entity pursuant to Section 6.04, the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), THE ROYAL BANK OF SCOTLAND PLC and FORTIS BANK SA/NV NEW YORK BRANCH, as Tranche I co-syndication agents (in such capacity, the “Tranche I Co-Syndication Agents”), BNP PARIBAS SECURITIES CORP., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH, and CITIBANK, N.A., as Tranche II co-syndication agents (in such capacity, the “Tranche II Co-Syndication Agents”, and together with the Tranche I Co-Syndication Agents, the “Co-Syndication Agents”), MIZUHO CORPORATE BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION, as Tranche I co-documentation agents (in such capacity, the “Tranche I Co-Documentation Agents”), BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Tranche II co-documentation agents (in such capacity, the “Tranche II Co-Documentation Agents”, and together with the Tranche I Co-Documentation Agents, the “Co-Documentation Agents”), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent.
W I T N E S S E T H:
          WHEREAS, the Borrower has requested the Lenders to make loans to it in an aggregate amount of up to $9,000,000,000 as more particularly described herein;
          WHEREAS, the Lenders are willing to make such loans on the terms and conditions contained herein;
          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Adjusted Financial Statements” means, for any period, (a) the balance sheet of the Borrower and the Restricted Subsidiaries (treating Unrestricted Subsidiaries as equity investments of the Borrower to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of the Borrower in accordance with GAAP) as of the end of such period and (b) the related statements of operations and stockholders equity for such period and, if such period is not a fiscal year, for the then elapsed portion of the fiscal year (treating Unrestricted Subsidiaries as equity investments of the Borrower to the extent that such

Unrestricted Subsidiaries would not otherwise be treated as equity investments of the Borrower in accordance with GAAP).
          “Adjusted LIBO Rate” means with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Administrative Agent” means Deutsche Bank AG New York Branch and any of its successors pursuant to Article VIII.
          “Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that two or more Persons shall not be deemed Affiliates because an individual is a director and/or officer of each such Person.
          “Agents” means the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Applicable Margin” means, for any day, with respect to any Type of Loan, the applicable rate per annum set forth below expressed in Basis Points under the caption “LIBO Rate Applicable Margin” or “ABR Applicable Margin” based upon the senior unsecured long-term debt credit rating (or an equivalent thereof) (in each case, a “Rating”) assigned by Moody’s and S&P, respectively, to the senior unsecured long-term debt of the Borrower (the “Index Debt”):

	LIBO Rate
Ratings	Applicable	ABR Applicable
S&P / Moody’s	Margin	Margin
Category A A / A2	50.0	0
Category B A- / A3	62.5	0
Category C BBB+ / Baa1	75	0

	LIBO Rate
Ratings	Applicable	ABR Applicable
S&P / Moody’s	Margin	Margin
Category D BBB / Baa2	100	0
Category E BBB- / Baa3	137.5	37.5
Category F Lower than BBB- /Baa3	175	75
          For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a relevant Rating (other than by reason of the circumstances referred to in clause (iii) of this definition), then the Rating assigned by the other rating agency shall be used; (ii) if the Ratings assigned by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Category next below that of the higher of the two ratings; (iii) if either rating agency (but not both) shall cease to assign a relevant Rating to the Index Debt solely because the Borrower elects not to participate or otherwise cooperate in the ratings process of such rating agency, the Applicable Margin shall not be less than that in effect immediately prior to such rating agency’s Rating becoming unavailable; and (iv) if the relevant Ratings assigned by Moody’s or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent (with the consent of the Required Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
          “Applicable Percentage” means, with respect to any Lender (a) prior to the Borrowing Date, the percentage of the sum total of the Commitments which is represented by such Lender’s Commitments or (b) on or after the Borrowing Date, the percentage of the aggregate unpaid principal amount of the Loans at such time which is represented by the aggregate unpaid principal amount of Loans held by such Lender at such time.
          “Approved Lender” has the meaning assigned to such term in the definition of “Cash Equivalents”.

          “Arrangers” means the Tranche I Term Loan Arrangers and Tranche II Term Loan Arrangers.
          “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A.
          “Basis Point” means 1/100th of 1%.
          “Board” means the Board of Governors of the Federal Reserve System of the United States.
          “Borrower” has the meaning set forth in the preamble hereto.
          “Borrower Materials” has the meaning set forth in Section 5.01.
          “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
          “Borrowing Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02) and the Borrowing of the Loans occurs.
          “Borrowing Request” means the request by the Borrower for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Capital Stock” means, with respect to any Person, any and all shares, partnership interests or other equivalents (however designated and whether voting or non-voting) of such Person’s equity, whether outstanding on the date hereof or hereafter issued, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all rights, warrants or options to purchase or acquire or exchangeable for or convertible into such shares, partnership interests or other equivalents.
          “Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) that (i) have maturities of not more than six months from the date of acquisition thereof or (ii) are subject to a repurchase agreement with an institution described in clause (b)(i) or (ii) below exercisable within six months from the date of acquisition thereof, (b) U.S. Dollar-denominated and Eurodollar time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof, from Moody’s is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof (any such bank, an “Approved Lender”), in each case with maturities of not more than six months from the date of acquisition thereof, (c) commercial paper and variable and fixed rate notes issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper, auction rate notes and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or at least F-2 or the equivalent thereof by Fitch, and in each case maturing within six months after the date of acquisition thereof, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s or A by Fitch, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (f) tax-exempt commercial paper of U.S. municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or at least F-2 or the equivalent thereof by Fitch and maturing within six months after the date of acquisition thereof, (g) shares of money market mutual or similar funds sponsored by any registered broker dealer or mutual fund distributor, (h)  repurchase obligations entered into with any bank meeting the qualifications of clause (b) above or any registered broker dealer whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government or residential whole loan mortgages, and (i) demand deposit accounts maintained in the ordinary course of business.
          “Change in Control” means (a) a Person or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) other than the distribution agent under the Distribution Agreement or, prior to the Distribution Date, Time Warner and/or its Subsidiaries acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests shall have been accepted for payment) of securities (or options to purchase securities) having a majority or more of the ordinary voting power of the Borrower (including options to acquire such voting power) or (b) persons who are directors of the Borrower as of the date hereof or persons designated or approved by such directors ceasing to constitute a majority of the board of directors of the Borrower.

          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement.
          “Clean-up Spin-off” has the meaning set forth in Section 5.08.
          “Co-Documentation Agents” has the meaning set forth in the preamble hereto.
          “Co-Syndication Agents” has the meaning set forth in the preamble hereto.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Commitment” means a Tranche I Term Commitment and/or a Tranche II Term Commitment, as the context may require.
          “Commitment Date” means May 20, 2008.
          “Commitment Fee” has the meaning assigned to such term in Section 2.11(c).
          “Commitment Termination Date” means the earliest to occur of (a) May 19, 2009, (b) the date on which the Separation Agreement is terminated in accordance with the terms thereof, or (c) the Separation Date.
          “Companies” means the Borrower and the Restricted Subsidiaries, collectively; and “Company” means any of them.
          “Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.03 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment. The making of a Loan by a Conduit Lender hereunder shall utilize the Commitment of a designating Lender to the same extent, and as if, such Loan were made by such designating Lender.
          “Consolidated EBITDA” means, for any period, Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) minority interest expense in respect of preferred stock of Subsidiaries of the Borrower, and (g) non-cash expenses in respect of stock options and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis.
          “Consolidated Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.
          “Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that such other Person’s assets are acquired by the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or the Restricted Subsidiaries in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement or instrument (other than any Credit Document), judgment, decree, order, statute, rule, governmental regulation or other requirement of law applicable to such Subsidiary; provided that the income of any Subsidiary of the Borrower shall not be excluded by reason of this clause (c) so long as such Subsidiary guarantees the Obligations.
          “Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under total assets at such date; provided that such amounts shall be calculated in accordance with Section 1.04.
          “Consolidated Total Debt” means, at any date, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries minus (a) the aggregate principal amount of any such Indebtedness that is payable either by its terms or at the election of the obligor in equity securities of the Borrower or the proceeds of options in respect of such equity securities and (b) the aggregate amount of cash and Cash Equivalents held by the Borrower or any of the Restricted Subsidiaries in excess of $25,000,000, all determined on a consolidated basis in accordance with GAAP.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Copyright Liens” means any Liens granted by the Borrower or any of its Subsidiaries on copyrights relating to movies or other programming, which movies or other programming are subject to one or more contracts entitling the Borrower or such Subsidiary to future payments in respect of such movies or other programming and which contractual rights to future payments are to be transferred by the Borrower or such Subsidiary to a special purpose Subsidiary of the Borrower or such Subsidiary organized for the purpose of monetizing such rights to future payments, provided that such Liens (a) are granted directly or indirectly for the benefit of the special purpose Subsidiary and/or the Persons who purchase such contractual rights to future payments from such special purpose Subsidiary and (b) extend only to the copyrights for the movies or other programming subject to such contracts for the purpose of permitting the completion, distribution and exhibition of such movies or other programming.
          “Credit Documents” means this Agreement, the Guarantee and each Note.
          “Credit Parties” means the Borrower and the Guarantors, collectively; and “Credit Party” means any of them.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender which fails to make any Loan required to be made by it in accordance with the terms and conditions of this Agreement.
          “Disposition” means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; provided that the grant of any Lien in and of itself shall not be treated as a Disposition for purposes of this Agreement. The terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Distribution” means the distribution by Time Warner to some (or all) of its stockholders of all of the shares of Capital Stock of the Borrower held by Time Warner after the TWNY Exchange, the Internal Restructuring and the Recapitalization (as each such term is defined in the Separation Agreement) pursuant to the terms and conditions of the Separation Agreement, as a Spin-off or a Split-off, including a Split-off followed by a Clean-up Spin-off.

          “Distribution Agreement” means a distribution agreement to be entered into between Time Warner and the distribution agent substantially on the terms set forth in Exhibit C or otherwise in a form reasonably satisfactory to the Administrative Agent.
          “Distribution Date” means the date on which the Distribution is completed in full.
          “Dollars” or “$” refers to lawful money of the United States.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is June 30, 2008.
          “Eligible Assignee” means any financial institution whose home office is domiciled in a country that is a member of the Organization for Economic Cooperation and Development and having capital and surplus in excess of $500,000,000.
          “Environmental Law” means all applicable and binding laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Restricted Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means, with respect to the Borrower, any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any unfunded liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any

Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition on such entity of Withdrawal Liability or a determination that a Multiemployer Plan with respect to which such entity is obligated to contribute or is otherwise liable is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence, with respect to a Plan or a Multiemployer Plan, of a nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower.
          “Escrow Agreement” means an escrow agreement to be entered into between the Borrower and the Escrow Agent (as defined therein) substantially in the form set forth in Exhibit D.
          “Eurodollar” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Exchange Act” means the Securities and Exchange Act of 1934, as amended.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office or (ii) is attributable to such Foreign Lender’s failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of such designation of a new lending office or assignment, to receive additional amounts from such Credit Party with respect to such withholding tax pursuant to Section 2.16(a) and (d) in the case of a Lender that is a U.S. Person, any withholding tax that is attributable to the Lender’s failure to comply with Section 2.16(f).
          “Extended Maturity Date” has the meaning assigned to such term in Section 2.09(b).
          “Extension Fee” has the meaning assigned to such term in Section 2.11(d).
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next Basis Point) of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next Basis Point) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
          “Fitch” means Fitch, Inc.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Franchise” means, with respect to any Person, a franchise, license, authorization or right to construct, own, operate, manage, promote, extend or otherwise utilize any cable television distribution system operated or to be operated by such Person or any of its Subsidiaries granted by any Governmental Authority, but shall not include any such franchise, license, authorization or right that is incidentally required for the purpose of installing, constructing or extending a cable television system.
          “GAAP” means generally accepted accounting principles in the United States.
          “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” means the guarantee by the Guarantors of the Obligations of the Borrower, substantially in the form of Exhibit B.
          “Guarantee Obligations” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

          “Guarantors” means TWNY, TWE and any other Person that may be added to the Guarantee at the discretion of the Borrower, collectively; and “Guarantor” means any of them.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (but not including operating leases), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and payment obligations of such Person pursuant to agreements entered into in the ordinary course of business, which payment obligations are contingent on another Person’s satisfactory provision of services or products), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Copyright Liens or Liens on interests or Investments in Unrestricted Subsidiaries) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (g) all Guarantee Obligations of such Person with respect to Indebtedness of others (except to the extent that such Guarantee Obligation guarantees Indebtedness of a Restricted Subsidiary), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (but only to the extent of all drafts drawn thereunder) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. Notwithstanding the foregoing, Indebtedness shall not include (i) any obligation of such Person to guarantee performance of, or enter into indemnification agreements with respect to, obligations, entered into in the ordinary course of business, under any and all Franchises, leases, performance bonds, franchise bonds and obligations to reimburse drawings under letters of credit issued in lieu of performance or franchise bonds or (ii) obligations to make Tax Distributions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Index Debt” has the meaning assigned to such term in the definition of “Applicable Margin”.
          “Initial Maturity Date” means the date that is 364 days after the Borrowing Date.

          “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.
          “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.
          “Interest Period” means with respect to any Eurodollar Borrowing the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (a) one, two, three or six months (or, with the consent of each Lender, a shorter period or nine months if available from all Lenders) thereafter, as the Borrower may elect or (b) one month thereafter, if the Borrower has made no election, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to such a Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the Borrowing Date and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Investment” by any Person means any direct or indirect (a) loan, advance or other extension of credit or contribution to any other Person (by means of transfer of cash or other property to others, payments for property or services for the account or use of others, mergers or otherwise), (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit and (d) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extension of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business and in accordance with customary industry practice.
          “Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Lenders” means the Persons listed on Schedule 1.01A and Schedule 1.01B and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing denominated in Dollars for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (the “BBA LIBOR”) as published by Reuters (or any other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the arithmetic average of the rates at which deposits in Dollars approximately equal in principal amount to $5,000,000 and for a maturity comparable to such Interest Period are offered with respect to any Eurodollar Borrowing to the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any Affiliate of such Reference Bank) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and; provided, however, that, if only two Reference Banks notify the Administrative Agent of the rates offered to such Reference Banks (or any Affiliates of such Reference Banks) as aforesaid, the LIBO Rate with respect to such Eurodollar Borrowing shall be equal to the arithmetic average of the rates so offered to such Reference Banks (or any such Affiliates).
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in (including sales of accounts), on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loans” means the Tranche I Term Loans and the Tranche II Term Loans.
          “Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, results of operations, properties or liabilities of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its material obligations to the Lenders under any Credit Document to which it is or will be a party (except, in the case of any Guarantor, as a result of the event described in Section 9.14) or (c) the rights of or benefits available to the Lenders under any Credit Document.

          “Material Indebtedness” means Indebtedness (other than the Loans), of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $200,000,000.
          “Material Subsidiary” means, at any date, each Subsidiary of the Borrower which, either alone or together with the Subsidiaries of such Subsidiary, meets any of the following conditions:
          (a) as of the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been filed with the SEC or furnished to the Administrative Agent pursuant to Section 5.1, the investments of the Borrower and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceeds 10% of the book value of the total assets of the Borrower and its consolidated Subsidiaries;
          (b) for the period of four consecutive fiscal quarters ended on the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been filed with the SEC or furnished to the Administrative Agent pursuant to Section 5.1, the equity of the Borrower and its Subsidiaries in the revenues from continuing operations of the Subsidiary in question exceeds 10% of the revenues from continuing operations of the Borrower and its consolidated Subsidiaries; or
          (c) for the period of four consecutive fiscal quarters ended on the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been filed with the SEC or furnished to the Administrative Agent pursuant to Section 5.1, the equity of the Borrower and its Subsidiaries in the Consolidated EBITDA of the Subsidiary in question exceeds 10% of the Consolidated EBITDA of the Borrower.
          “Maturity Extension” has the meaning assigned to such term in Section 2.09(b).
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Cash Proceeds” means (a) in connection with any Qualifying Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien on any asset that is the subject of such Qualifying Asset Sale and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any public offering or private placement of Capital Stock by the Borrower or any issuance or incurrence of Indebtedness by the Borrower or any Restricted Subsidiary, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses and taxes actually incurred in connection therewith. The Net Cash Proceeds arising from a Qualifying Asset Sale by any non-wholly owned Subsidiary or any such issuance or incurrence of Indebtedness by any non-wholly owned Subsidiary shall be deemed to be only that percentage of the actual Net Cash Proceeds (net of taxes paid or reasonably estimated to be payable as a result of the distribution of such proceeds to, or receipt of such proceeds by, the Borrower (after taking into account any available tax credits or deductions and any tax sharing arrangements)) realized by such non-wholly owned Subsidiary that is the same as the percentage of the Capital Stock thereof directly or indirectly owned by the Borrower. Notwithstanding the foregoing, Net Cash Proceeds shall not include any proceeds to the extent the distribution or transfer of such proceeds to the Borrower, any Subsidiary of the Borrower or any other Person in repayment of Indebtedness would contravene (i) in the event the transferring entity is a non-wholly owned Subsidiary, the organizational documents or other contractual obligation of such transferring entity as in effect as of the date hereof or (ii) applicable law.
          “Note” means any promissory note evidencing Loans issued pursuant to Section 2.09(f).
          “Obligations” has the meaning assigned to such term in the Guarantee.
          “Other Excepted Indebtedness” means (a) Indebtedness of any Restricted Subsidiary permitted under Section 6.02 (other than clause (a) thereof) and Indebtedness of the Borrower which would be permitted to be incurred under Section 6.02 (other than clause (a) thereof) if it were incurred by a Restricted Subsidiary, (b) Capital Lease Obligations and (c) Indebtedness among the Borrower and its Restricted Subsidiaries.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity thereto.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Platform” has the meaning assigned to such term in Section 5.01.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York

City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Public Lender” has the meaning assigned to such term in Section 5.01.
          “Qualifying Asset Sale” means any Disposition of property or series of related Dispositions of property by the Borrower or any of its Restricted Subsidiaries to any Person other than the Borrower or any of its Restricted Subsidiaries that yields gross proceeds to the Borrower and its Restricted Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000, other than:
          (a) any Disposition of obsolete, surplus or worn out property or property which is no longer used or usable in the business of the Borrower and its Restricted Subsidiaries and leases, subleases, licenses and sublicenses of real or intellectual property, in each case, in the ordinary course of business;
          (b) any sale of inventory or Disposition of accounts receivable in connection with the compromise, write-down or collection thereof, in each case, in the ordinary course of business;
          (c) any other Disposition of property in the ordinary course of business; and
          (d) any deemed Disposition of property of any Unrestricted Subsidiary (or any Subsidiary of any Unrestricted Subsidiary) designated by the Borrower in accordance with Section 6.08 (except to the extent that such deemed Disposition is in contemplation of the Disposition of such property by such Unrestricted Subsidiary (or any Subsidiary thereof) to any third party).
          “Rating” has the meaning assigned to such term in the definition of “Applicable Margin”.
          “Reference Banks” means Deutsche Bank AG New York Branch, The Royal Bank of Scotland PLC, BNP Paribas Securities Corp., Fortis Bank SA/NV New York Branch, Citibank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch and their respective Affiliates.
          “Register” has the meaning assigned to such term in Section 9.04(c).
          “Regulation U” means Regulation U of the Board as in effect from time to time.
          “Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower and its Restricted Subsidiaries in connection therewith that are not applied to reduce the Commitments or prepay the Loans pursuant to Section 2.08(c) or 2.10(b) as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Event” means any Qualifying Asset Sale in respect of which the Borrower has delivered a Reinvestment Notice.

          “Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Qualifying Asset Sale to acquire or repair assets useful in the Borrower’s or any Restricted Subsidiaries’ business, including, without limitation, acquisitions, capital expenditures and other investments.
          “Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount of proceeds of such Reinvestment Event expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s or any Restricted Subsidiaries’ business, including without limitation, acquisitions, capital expenditures and other investments.
          “Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the first anniversary of such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire or repair assets useful in the Borrower’s or any Restricted Subsidiaries’ business, including without limitation, acquisitions, capital expenditures and other investments, with all or any portion of the relevant Reinvestment Deferred Amount.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, agents and advisors of such Person and such Person’s Affiliates.
          “Required Lenders” means, (a) prior to the Borrowing Date, Lenders having Commitments representing more than 50% of the sum total of the Commitments at such time, or (b) on and after the Borrowing Date, Lenders holding more than 50% of the sum total of the aggregate unpaid principal amount of the Loans.
          “Responsible Officer” means any of the Chief Executive Officer, Chief Legal Officer, Chief Financial Officer, President, Treasurer or Controller (or any equivalent of the foregoing officers) of the Borrower, or such other officer of the Borrower reasonably acceptable to the Administrative Agent and designated as such in writing to the Administrative Agent by the Borrower.
          “Restricted Payment” means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock or other equity interests of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock or other equity interests of such Person or any option, warrant or other right to acquire any such shares of Capital Stock or other equity interests of such Person.
          “Restricted Subsidiaries” means, as of any date, all Subsidiaries of the Borrower that have not been designated as Unrestricted Subsidiaries by the Borrower pursuant to Section 6.08 or have been so designated as Unrestricted Subsidiaries by the Borrower but prior to such date have been (or have been deemed to be) re-designated by the Borrower as Restricted Subsidiaries pursuant to Section 6.08.
          “Revolving Credit Agreement” means the $6,000,000,000 Five-Year Revolving Credit Facility, dated as of February 15, 2006, among the Borrower, the several banks and other financial institutions from time to time parties thereto, Citibank, N.A. and Deutsche Bank AG New York Branch, as co-syndication agents, BNP Paribas and Wachovia Bank, National Association, as co-documentation agents and Bank of America, N.A., as administrative agent, as such credit facility and/or related documents may be amended, restated, supplemented, renewed, extended, refunded, replaced, restructured, partially or entirely refinanced, or otherwise modified from time to time, whether or not with the same agent, trustee, representative lenders, or holders and irrespective of any changes in amounts, terms and conditions thereof, whether in one or more agreements.
          “S&P” means Standard & Poor’s Rating Services.
          “SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
          “Separation Agreement” means the Separation Agreement, dated as of May 20, 2008, among Time Warner, the Borrower, TWE, TWNY, Warner Communications Inc., Historic TW Inc. and American Television and Communications Corporation.
          “Separation Date” means (a) in the case of a Distribution to be achieved by a Spin-off alone, the Business Day on which the Capital Stock of the Borrower held by Time Warner shall be deposited with the distribution agent in accordance with the terms of the Separation Agreement, or (b) in the case of a Distribution to be achieved by a Split-off, including a Split-off followed by a Clean-up Spin-off, the Business Day on which Time Warner shall accept the Capital Stock of Time Warner tendered by Time Warner shareholders in exchange for the Capital Stock of the Borrower held by Time Warner pursuant to the exchange offer contemplated by the Separation Agreement.
          “Solvent” means, when used with respect to any Person, that, on a consolidated basis as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of any contingent liability at any time shall be computed as the amount that in the light of all the facts and circumstances existing at such time, represents the amount that could reasonably become an actual or matured liability.
          “Special Dividend” has the meaning assigned to such term in Section 5.08.
          “Spin-off” has the meaning assigned to such term in Section 5.08.
          “Split-off” has the meaning assigned to such term in Section 5.08.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Step-Up Margin” means 0 Basis Points per annum for the period from the Borrowing Date until the date six months thereafter and shall increase to 25 Basis Points per annum on such date and by an additional 25 Basis Points per annum at the end of each subsequent six-month period.
          “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise qualified, all references to a “Subsidiary” or “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
          “Tax Distribution” means, with respect to any period, distributions made to any Person by a Subsidiary of such Person on or with respect to income and other taxes, which distributions are not in excess of the tax liabilities that, (a) in the case of a Subsidiary that is a corporation, would have been payable by such Subsidiary on a standalone basis, and (b) in the case of a Subsidiary that is a partnership, would have been distributed by such Subsidiary to its owners with respect to taxes, and in each case which are calculated in accordance with, and made no earlier than 10 days prior to the date required by, the terms of the applicable organizational document which requires such distribution.

          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Time Warner” means Time Warner Inc., a Delaware corporation.
          “Tranche I Co-Documentation Agents” has the meaning assigned to such term in the preamble hereto.
          “Tranche I Co-Syndication Agents” has the meaning assigned to such term in the preamble hereto.
          “Tranche I Term Commitment” means with respect to any Tranche I Term Lender, the commitment of such Lender to make a Tranche I Term Loan hereunder as such commitment may be (a) reduced from time to time prior to the Borrowing Date pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Tranche I Term Commitment as of the Effective Date is set forth on Schedule 1.01A under the heading “Tranche I Term Commitment”, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche I Term Commitment, as applicable. The original aggregate amount of the Tranche I Term Commitments is $6,000,000,000
          “Tranche I Term Lender” means each Lender that has a Tranche I Term Commitment or that holds a Tranche I Term Loan.
          “Tranche I Term Loan” has the meaning assigned to such term in Section 2.01.
          “Tranche I Term Loan Arrangers” means Deutsche Bank Securities Inc. and RBS Securities Corp. d/b/a RBS Greenwich Capital, as tranche I joint-lead arrangers and joint bookrunners.
          “Tranche I Term Percentage” means as to any Tranche I Term Lender at any time, the percentage which such Tranche I Term Lender’s Tranche I Term Commitment then constitutes of the aggregate Tranche I Term Commitments (or, at any time after the Borrowing Date, the percentage which the aggregate principal amount of such Tranche I Term Lender’s Tranche I Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche I Term Loans then outstanding).
          “Tranche II Co-Documentation Agents” has the meaning assigned to such term in the preamble hereto.
          “Tranche II Co-Syndication Agents” has the meaning assigned to such term in the preamble hereto.
          “Tranche II Term Commitment” means with respect to any Tranche II Term Lender, the commitment of such Lender to make a Tranche II Term Loan hereunder as such commitment may be (a) reduced from time to time prior to the Borrowing Date pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Tranche II Term Commitment as of the Effective Date is set forth on Schedule 1.01B under the heading “Tranche II Term Commitment”, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche II Term Commitment, as applicable. The original aggregate amount of the Tranche II Term Commitments is $3,000,000,000.
          “Tranche II Term Lender” means each Lender that has a Tranche II Term Commitment or that holds a Tranche II Term Loan.
          “Tranche II Term Loan” has the meaning assigned to such term in Section 2.01.
          “Tranche II Term Loan Arrangers” means BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as tranche II joint-lead arrangers and joint bookrunners.
          “Tranche II Term Percentage” means as to any Tranche II Lender at any time, the percentage which such Tranche II Term Lender’s Tranche II Term Commitment then constitutes of the aggregate Tranche II Term Commitments (or, at any time after the Borrowing Date, the percentage which the aggregate principal amount of such Tranche II Term Lender’s Tranche II Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche II Term Loans then outstanding).
          “Tranches” means (a) the Tranche I Term Commitments and the Tranche II Term Commitments or (b) the Tranche I Term Loans and the Tranche II Term Loans, as the case may be.
          “Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement, (b) the execution, delivery and performance by each of the Guarantors of the Guarantee, and (c) the borrowing of Loans.
          “TWNY” means TW NY Cable Holding Inc., a Delaware corporation.
          “TWE” means Time Warner Entertainment Company, L.P., a Delaware limited partnership.
          “Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
          “United States” means the United States of America.
          “Unrestricted Subsidiary” means, as of any time, all Subsidiaries of the Borrower that have been designated as Unrestricted Subsidiaries by the Borrower pursuant to Section 6.08.
          “U.S. Person” means a person who is a citizen or resident of the United States and any corporation or other entity created or organized in or under the laws of the United States.

          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing” or an “ABR Borrowing”).
          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words, “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (including any successor of the Borrower pursuant to any merger or consolidation permitted under Section 6.04), (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall, except where the context dictates otherwise, be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II
THE CREDITS
          SECTION 2.01. Commitments. Subject to the terms and conditions hereof, (a) each Tranche I Term Lender severally agrees to make a term loan (a “Tranche I Term Loan”) to the Borrower in Dollars on the Borrowing Date in an amount not to exceed the amount of the Tranche I Term Commitment of such Lender and (b) each Tranche II Term Lender severally agrees to make a term loan (a “Tranche II Term Loan”) to the Borrower in Dollars on the Borrowing Date in an amount not to exceed the amount of the Tranche II Term Commitment of such Lender. The Loans under each Tranche may from time to time be Eurodollar Loans or ABR Loans, in each case as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.07.
          SECTION 2.02. Loans and Borrowings. (a) The Borrowing of each Tranche of the Loans shall consist of Loans made by the Lenders ratably in accordance with their respective Commitments in respect of such Tranche. The failure of any Lender to make any Loan required to be made by it on the Borrowing Date shall not relieve any other Lender of its obligations hereunder.
          (b) Subject to Section 2.13, the Loans in each Tranche shall be comprised of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall (i) subject to following clause (ii), not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) not create any additional liability of the Borrower in respect of Sections 2.14 or 2.16.
          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that any ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.
          (d) Subject to Section 2.09(b), the Borrower shall not be entitled to request or elect any Interest Period in respect of any Borrowing that would end after the Initial Maturity Date (or, as to the Tranche I Term Loans, in the event that the Borrower has extended the maturity of the Tranche I Term Loans to the Extended Maturity Date, the Extended Maturity Date).
          SECTION 2.03. Procedures for Borrowing. To request the Lenders to make the Loans under a Tranche on the anticipated Borrowing Date, the Borrower shall notify the Administrative Agent of such request by telephone in accordance with Schedule 2.03(A). Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
          (a) the aggregate amount of the requested Borrowing,
          (b) the anticipated Borrowing Date;
          (c) whether any of such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
          (d) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
          (e) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
          Notwithstanding anything to the contrary above in this Section 2.03, no such notice shall alter the information set forth on Schedule 2.03(B) unless such notice shall be written. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be deemed an ABR Borrowing. If no Interest Period is specified with respect to a requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of such Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04. [Intentionally left blank]
          SECTION 2.05. [Intentionally left blank]
          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the Borrowing Date by wire transfer of immediately available funds by 12:00 noon, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting on the Borrowing Date the amounts so received, in like funds, (i) in the case of a Distribution to be achieved by a Spin-off alone, to an account as specified on Schedule 2.03(B) or otherwise appropriately designated by the Borrower in the Borrowing Request, or (ii) in the case of a Distribution to be achieved by a Split-off, including a Split-off to be followed by a Clean-up Spin-off, to the account specified in the Escrow Agreement, which Escrow Agreement shall have been executed and delivered on or prior to the Borrowing Date.
          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the Borrowing Date that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing under a Tranche, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the

Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Administrative Agent shall have the right to demand payment from the applicable Lender and/or the Borrower and they each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Alternate Base Rate, or (ii) in the case of the Borrower, the interest rate that would otherwise apply to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and such payment shall absolve any obligation of the Borrower in respect of any demand made under this Section in respect of such Loan.
          SECTION 2.07. Interest Elections. (a)  Each Borrowing under a Tranche initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time set forth in Schedule 2.03(A) with respect to the Type of Borrowing to result from such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

          If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Eurodollar Borrowing, as the case may be, having a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
          SECTION 2.08. Termination and Reduction of Commitments. (a) The Commitments shall terminate on the Commitment Termination Date.
          (b) Prior to the Borrowing Date, the Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000,000. Amounts to be applied pursuant to this Section 2.08(b) shall be applied as directed by the Borrower and each reduction of the Commitments shall be made ratably among the Lenders of the applicable Tranche in accordance with their respective Commitments.
          (c) On or after the Commitment Date and on or prior to the Borrowing Date, the following amounts shall terminate or reduce the Commitments as provided below:
     (i) 100% of the Net Cash Proceeds from any issuance or incurrence of any Indebtedness by the Borrower or any Restricted Subsidiary after the Commitment Date (other than Indebtedness incurred under the Revolving Credit Agreement and the Borrower’s commercial paper program and Other Excepted Indebtedness);
     (ii) 100% of the Net Cash Proceeds from any public offering or private placement of Capital Stock of the Borrower after the Commitment Date (other than any such public offering or private placement in connection with employee stock option plans); and
     (iii) 100% of the Net Cash Proceeds received from any Qualifying Asset Sale by the Borrower or any of its Restricted Subsidiaries to the extent that the aggregate of all such Net Cash Proceeds from all Qualifying Asset Sales after the Commitment Date shall exceed $250,000,000, unless a Reinvestment Notice has been delivered in respect of such Qualifying Asset Sale; provided that on each Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the applicable Qualifying Asset Sale shall be applied toward the reduction of the Commitments pursuant to this Section 2.08(c) or to the prepayment of the Loans pursuant to Section 2.10(b)(iii) (without giving effect to any further reinvestment right). So long as no Event of Default shall have occurred and be continuing, the Borrower may defer any commitment reduction that would otherwise be required under this clause (iii) until the first date on which the aggregate amount of Net Cash Proceeds required to be used for such a commitment reduction (excluding amounts subject to any Reinvestment Notice in respect of which the Reinvestment Prepayment Date has not occurred) exceeds $100,000,000.
Amounts to be applied pursuant to this Section 2.08(c) shall be applied, first, to reduce the Tranche II Term Commitments on a pro rata basis among the Tranche II Term Lenders and, second, to reduce the Tranche I Term Commitments on a pro rata basis among the Tranche I Term Lenders. Any such amount received on or after the Commitment Date and prior to the Effective Date shall reduce the Commitments in accordance with the above, effective immediately following the Effective Date.
          (d) The Borrower shall notify the Administrative Agent of any election or requirement to terminate or reduce the Commitments under paragraphs (b) or (c) of this Section at least one Business Day prior to the effective date of such termination or reduction (in the case of a reduction under paragraph (c) of this Section, to the extent such advance notice is practicable) specifying such election or requirement and, the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to paragraph (b) of this Section shall be irrevocable; provided that any such notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.
          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans on the Initial Maturity Date, subject to paragraph (b) of this Section.
          (b) The Borrower may elect to extend (the “Maturity Extension”) the maturity date of Tranche I Term Loans from the Initial Maturity Date to the first anniversary of the Initial Maturity Date (such anniversary, the “Extended Maturity Date”) by delivering notice to the Administrative Agent at least 30 days prior to the Initial Maturity Date. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof, and the maturity date of the Tranche I Term Loans shall be automatically extended to the Extended Maturity Date.
          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (e) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (f) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty except as provided in Section 2.15; provided that the minimum amount of any prepayment in respect of the Loans shall be equal to $100,000,000. Amounts to be applied pursuant to this Section 2.10(a) shall be applied as directed by the Borrower and each prepayment of a Borrowing hereunder shall be applied ratably to the Loans of the Tranche included in the prepaid Borrowing. Amounts prepaid on account of the Loans may not be reborrowed.
          (b) From and after the Borrowing Date, the Borrower shall promptly (and in any event within one (1) Business Day of the receipt of the Net Cash Proceeds thereof) apply the following amounts to prepay the outstanding Loans or a portion thereof as provided below:
     (i) 100% of the Net Cash Proceeds from any issuance or incurrence of any Indebtedness by the Borrower or any Restricted Subsidiary after the Borrowing Date (other than Indebtedness incurred under the Revolving Credit Agreement and the Borrower’s commercial paper program and Other Excepted Indebtedness)
     (ii) 100% of the Net Cash Proceeds from any public offering or private placement of Capital Stock of the Borrower after the Borrowing Date (other than any such public offering or private placement in connection with employee stock option plans); and
     (iii) 100% of the Net Cash Proceeds received from any Qualifying Asset Sale by the Borrower or any of its Restricted Subsidiaries to the extent that the aggregate of all such Net Cash Proceeds from all Qualifying Asset Sales after the Borrowing Date shall exceed $250,000,000, unless a Reinvestment Notice has been delivered in respect of such Qualifying Asset Sale; provided that on each Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the applicable Qualifying Asset Sale shall be applied toward prepayment of the Loans, unless previously applied to the reduction of the Commitments in accordance with Section 2.08(c). So long as no Event of Default shall have occurred and be continuing, the Borrower may defer any prepayment that would otherwise be required under this clause (iii) until the first date on which the aggregate amount of Net Cash Proceeds required to be used for such prepayment (excluding amounts subject to any Reinvestment Notice in respect of which the Reinvestment Prepayment Date has not occurred) exceeds $100,000,000.
Amounts to be applied pursuant to this Section 2.10(b) shall be applied, first, to prepay the Tranche II Term Loans on a pro rata basis among the Tranche II Term Lenders and, second, to prepay the Tranche I Term Loans on a pro rata basis among the Tranche I Term Lenders.
          (c) The Borrower shall notify (in the case of a prepayment under paragraph (b) of this Section, to the extent practicable) the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder in accordance with Schedule 2.03(A). Each such notice in respect of a prepayment under paragraph (a) of this Section shall be irrevocable, and each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
          SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
          (b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error in the calculation and/or payment thereof.
          (c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”) equal to 20 Basis Points per annum calculated on the average daily amount of the undrawn Commitment from the Commitment Date until the date that is the earlier of the Borrowing Date and the Commitment Termination Date. Commitment Fees shall be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the Borrowing Date or the Commitment Termination Date, as the case may be.

All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (d) If the Borrower elects the Maturity Extension as set forth in Section 2.09(b), the Borrower agrees to pay to the Administrative Agent for the account of each Tranche I Term Lender an extension fee (an “Extension Fee”) in an amount equal to 100 Basis Points of the principal amount of the Tranche I Term Loan of such Tranche I Term Lender which will remain outstanding following the Initial Maturity Date. The Extension Fee shall be payable on the Initial Maturity Date.
          SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus the Step-Up Margin.
          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin plus the Step-Up Margin.
          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.
          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon the Initial Maturity Date and, if the Borrower elects the Maturity Extension as set forth in Section 2.09(b) with respect to the Tranche I Term Loans, the Extended Maturity Date.
          (e) All interest hereunder shall be computed on the basis of a year of 360 days for actual days elapsed, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). The Alternate Base Rate, Adjusted LIBO Rate and LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining for such Interest Period the Adjusted LIBO Rate; or
     (b) the Administrative Agent is advised by the Required Lenders that for such Interest Period the Adjusted LIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Borrowing referred to in such Interest Election Request shall, unless repaid by the Borrower, be converted to (as of the last day of the then current Interest Period), or maintained as, an ABR Borrowing, as the case may be (to the extent, in the Administrative Agent’s reasonable determination, it is practicable to do so), and (ii) if the Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall, unless otherwise rescinded by the Borrower, be made as an ABR Loan (to the extent, in the Administrative Agent’s reasonable determination, it is practicable to do so), and if the circumstances giving rise to such notice affect fewer than all Types of Borrowings, then the other Types of Borrowings shall be permitted.
          SECTION 2.14. Increased Costs. (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
     (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs actually incurred or reduction actually suffered.
          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered in respect of the Loans made by such Lender hereunder.
          (c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions unless a Lender gives notice to the Borrower that it is obligated to pay an amount under this Section within six months after the later of (i) the date the Lender incurs such increased costs, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Lender has actual knowledge of its incurrence of such increased cost, reduction in amounts received or receivable or reduction in return on capital; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
          Notwithstanding any other provision of this Section 2.14, no Lender shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (it being understood that this sentence shall not in any way limit the discretion of any Lender to waive the right to demand such compensation in any given case).
          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to be the amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit in Dollars equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in Dollars from other banks in the Eurodollar market at the commencement of such period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable by the Borrower under this Section unless such amounts have been included in any amount paid pursuant to the proviso to Section 2.16(a)) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
          (c) If a Lender or the Administrative Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, as determined by such Lender in its reasonable discretion), net of all out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
          (f) Any Lender that is a U.S. Person shall deliver to the Borrower (with a copy to the Administrative Agent) a statement signed by an authorized signatory of the Lender that it is a U.S. Person and, if necessary to avoid United States backup withholding, a duly completed and signed Internal Revenue Service Form W-9 (or successor form) establishing that such Lender is organized under the laws of the United States and is not subject to United States backup withholding.
          (g) Nothing in this Section shall be construed to require any Lender to disclose any confidential information regarding its tax returns or affairs.
          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall, unless the Administrative Agent is able to distribute such amounts to the applicable Lenders on such date, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent in New York at the offices for the Administrative Agent set forth in Section 9.01, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient in like funds promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder, whether such payments are made in respect of principal, interest or fees or other amounts payable hereunder, shall be made in Dollars. All payments and reductions in Commitments in respect of a Tranche shall be applied pro-rata to the Lenders under such Tranche in accordance with their Tranche I Term Percentages or Tranche II Term Percentages, as the case may be.
          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, to pay interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal, then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon owing by the Borrower than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders owing from the Borrower to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender from or on behalf of any Credit Party or otherwise in respect of the Obligations to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will be made to a Lender reasonably expected to result in a reduction in the compensation or payments to be paid by the Borrower pursuant to such sections. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          The Borrower represents and warrants (as to itself and the Restricted Subsidiaries) to the Lenders that:
          SECTION 3.01. Organization; Powers. Each Credit Party and each of the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
          SECTION 3.02. Authorization; Enforceability. The Transactions are within each Credit Party’s corporate or partnership (as the case may be) powers and have been duly authorized by all necessary corporate or partnership (as the case may be) and, if required, stockholder or partner action of such Credit Party. Each Credit Document (other than each Note) has been, and each Note when delivered hereunder will have been, duly executed and delivered by each Credit Party party thereto. Each Credit Document (other than each Note) constitutes, and each Note when delivered hereunder will be, a legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation or (ii) the charter, by-laws, partnership agreements or other organizational documents of any Credit Party or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any Restricted Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any Restricted Subsidiary; except, in each case (other than clause (b)(ii) with respect to the Borrower), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The audited consolidated balance sheet and statements of operations, stockholders equity and cash flows (including the notes thereto) of the Borrower and its consolidated Subsidiaries as of and for the twelve months ended December 31, 2007, reported on by Ernst & Young LLP, independent public accountants, copies of which have heretofore been furnished to each Lender, when combined with all public filings with the SEC by the Borrower since December 31, 2007 and prior to the Effective Date, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP.
          (b) The unaudited consolidated balance sheet and the statements of operations, stockholders equity and cash flows of the Borrower and its consolidated Subsidiaries as of and for the three-month period ended March 31, 2008, copies of which have heretofore been furnished to each Lender, when combined with all public filings with the SEC by the Borrower since March 31, 2008 and prior to the Effective Date, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes.
          (c) Since December 31, 2007 there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole.
          SECTION 3.05. Properties. (a) The Borrower and each of the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except for defects in title or interests that could not reasonably be expected to result in a Material Adverse Effect.

          (b) The Borrower and each of the Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower or any of the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Restricted Subsidiaries (i) which could reasonably be expected to be adversely determined and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
          (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (x) neither the Borrower nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability and (y) the Borrower has no knowledge of any basis for any Environmental Liability on the part of any of the Restricted Subsidiaries.
          SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each of the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.
          SECTION 3.08. Government Regulation; Margin Regulations. Neither the Borrower nor any of the Restricted Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) is subject to any other statute or regulation which regulates the incurrence of indebtedness for borrowed money, other than, in the case of this clause (b), Federal and state securities laws and as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No part of the proceeds of any Loans will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect in any manner that violates the provisions of the regulations of the Board or (b) for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
          SECTION 3.09. Taxes. The Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it or as part of the consolidated group of which it is a member, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.11. Disclosure. As of the Effective Date, all information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of the Restricted Subsidiaries (including all information contained in the Credit Documents and the annexes, schedules and other attachments to the Credit Documents, but not including any projected financial statements), when taken together with the reports and other filings with the SEC made under the Exchange Act by the Borrower since December 31, 2007, is, and all other such information hereafter furnished, including all information contained in any of the Credit Documents, including any annexes or schedules thereto, by or on behalf of the Borrower or any of the Restricted Subsidiaries to or on behalf of any Lender is and will be (as of their respective dates and the Effective Date), true and accurate in all material respects and not incomplete by omitting to state a material fact to make such information not misleading at such time. There is no fact of which the Borrower is aware which has not been disclosed to the Lenders in writing pursuant to the terms of this Agreement prior to the date hereof and which, singly or in the aggregate with all such other facts of which the Borrower is aware, could reasonably be expected to result in a Material Adverse Effect. All statements of fact and representation concerning the present business, operations and assets of the Borrower or any of its Subsidiaries, the Credit Documents and the transactions referred to therein are true and correct in all material respects.
          SECTION 3.12. Solvency The Borrower is, and on the Borrowing Date and after giving effect to the Special Dividend will be, Solvent.
ARTICLE IV
CONDITIONS
          SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), which date shall not be later than July 31, 2008:
     (a) Credit Documents. The Administrative Agent (or its counsel) shall have received (i) this Agreement executed and delivered by each party hereto and (ii) the Guarantee, executed and delivered by each Guarantor.
     (b) Opinion of Counsel. The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Credit Parties and (ii) in-house counsel to the Credit Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests each such counsel to deliver such opinions.
     (c) Separation Agreement. The Separation Agreement shall not have been terminated.
     (d) Fees. The Borrower shall have paid all fees required to be paid on or before the Effective Date by the Borrower in connection with the credit facility provided for in this Agreement.
     (e) Authorizations, etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to each Credit Party, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (f) U.S.A. PATRIOT Act. The Administrative Agent shall have received for each Lender all U.S.A. PATRIOT Act information required under Section 9.15.
          Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.01 unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
          SECTION 4.02. Borrowing Date. The obligation of each Lender to make the Loan to be made by it under each Tranche is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Borrowing Date, of the following conditions:
     (a) Representations and Warranties. The representations and warranties of the Borrower set forth in the Credit Documents (other than those set forth in Sections 3.04(c), 3.06, 3.09 and 3.10) shall be true and correct in all material respects on and as of such date; provided that any such representations and warranties which expressly relate to a given date or period shall be subject to accuracy in all material respects as of the respective date or for the respective period, as the case may be.
     (b) No Default. At the time of and immediately after giving effect to the Borrowing on such date, no Default or Event of Default shall have occurred and be continuing.
     (c) Officer’s Certificate. The Administrative Agent shall have received (i) in the case of a Distribution to be achieved by a Spin-off alone, a certificate of a Responsible Officer substantially in the form set forth in Exhibit E or (ii) in the case of a Distribution to be achieved by a Split-off, including a Split-off followed by a Clean-up Spin-off, a certificate of Responsible Officer substantially in the form set forth in Exhibit F.

     (d) Fees. The Borrower shall have paid all fees required to be paid on or before the Borrowing Date by the Borrower in connection with the credit facility provided for in this Agreement.
          Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the applicable matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS
          Until the principal of and interest on each Loan, all fees payable hereunder and all other Obligations shall have been paid in full, the Borrower (for itself and the Restricted Subsidiaries) covenants and agrees with the Lenders that:
          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent at its New York office (who will distribute copies to each Lender):
     (a) within 105 days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year and the Borrower’s unaudited Adjusted Financial Statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, (i) in the case of the audited financial statements, reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) in the case of the Adjusted Financial Statements, certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that (x) so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to furnish Adjusted Financial Statements for any fiscal year if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on the Borrower’s financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal year and (y) in no case shall the Borrower be required to deliver any financial statements of any Guarantor to any Lender;
     (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows and the Borrower’s unaudited Adjusted Financial Statements as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; provided that (x) so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to furnish Adjusted Financial Statements for any fiscal quarter if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on the Borrower’s financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal quarter and (y) in no case shall the Borrower be required to deliver any financial statements of any Guarantor to any Lender;
     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02(a) and 6.03(a) and (i) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04, which has not been previously disclosed by the Borrower pursuant to this Section 5.01, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the SEC or with any national securities exchange, or distributed by any Company to its security holders generally, as the case may be (other than registration statements on Form S-8, filings under Sections 16(a) or 13(d) of the Exchange Act and routine filings related to employee benefit plans); and
     (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that the Borrower and such Subsidiaries shall not be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure).
          Information required to be delivered pursuant to paragraphs (a), (b), (c) and (d) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent, or as the case may be the Administrative Agent gives notice to the Lenders, that such information has been posted on the Borrower’s website on the internet at the website address listed on the signature pages of such notice, at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge; provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b), (c) and (d) of this Section 5.01 to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.
          The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower or any of its Affiliates thereof is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) the Borrower shall act in good faith to ensure that all Borrower Materials that contain only publicly available information regarding the Borrower and its business are clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as containing only public information with respect to the Borrower and its business; (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be responsible for keeping any Borrower Materials that are not marked “PUBLIC” outside the portion of the Platform designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
          SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent (who will distribute copies to the Lenders) prompt written notice of the following, upon any such event becoming known to any Responsible Officer of the Borrower:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount exceeding $200,000,000; and
     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
          Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of the Restricted Subsidiaries which are Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.
          SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of the Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (it being understood that, to the extent consistent with prudent business practice, a program of self-insurance for first or other loss layers may be utilized).
          SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Borrower is present, or the Borrower has consented to the absence of such a representative, independent accountants (in each case subject to the Borrower’s or the Restricted Subsidiaries’ obligations under applicable confidentiality provisions), all at such reasonable times and as often as reasonably requested.
          SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used to fund a portion of a dividend (the “Special Dividend”) to be declared and paid by the Borrower to its shareholders in connection with the Distribution, which shall be accomplished by either (i) a spin-off of the Borrower by Time Warner through the distribution of the Capital Stock of the

Borrower held by Time Warner to Time Warner’s shareholders (a “Spin-off”) or (ii) a split-off of the Borrower by Time Warner through the exchange of the Capital Stock of the Borrower held by Time Warner for Capital Stock of Time Warner (a “Split-off”), followed (to the extent of any remaining Capital Stock of the Borrower held by Time Warner) by a spin-off of the remaining Capital Stock of the Borrower held by Time Warner to Time Warner’s shareholders (the “Clean-up Spin-off”).
          SECTION 5.09. Fiscal Periods; Accounting. The Borrower’s fiscal year will end on December 31 and its fiscal quarters will end on dates consistent with such fiscal year end.
ARTICLE VI
NEGATIVE COVENANTS
          Until the principal of and interest on each Loan, all fees payable hereunder and all other Obligations have been paid in full, the Borrower covenants and agrees (for itself and the Restricted Subsidiaries) with the Lenders that:
          SECTION 6.01. Consolidated Leverage Ratio. The Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrower will not exceed 5.00 to 1.00.
          SECTION 6.02. Indebtedness. The Borrower will not permit any of the Restricted Subsidiaries (other than any Guarantor) to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) with respect to all such Restricted Subsidiaries, Indebtedness of up to an aggregate principal amount of $1,000,000,000 at any time outstanding;
     (b) Indebtedness of any such Restricted Subsidiary to the Borrower or any Subsidiary;
     (c) Guarantee Obligations of any such Restricted Subsidiary with respect to Indebtedness of the Borrower or any wholly owned Restricted Subsidiary;
     (d) Indebtedness of any such Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any property, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such property or secured by a Lien on any such property prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (d) with respect to any such property shall not exceed 110% of the purchase price for, or the cost of construction or improvement of, such property; and
     (e) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (x) such Indebtedness exists at the time such Person becomes a

Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) such Indebtedness does not, directly or indirectly, have recourse (including by way of setoff) to the Borrower or any of the Restricted Subsidiaries or any asset thereof other than to the Person so acquired and its Subsidiaries and the assets of the Person so acquired and its Subsidiaries.
          SECTION 6.03. Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
     (a) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof; provided, that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewal and replacements thereof that do not increase the outstanding principal amount thereof and such Liens do not secure an aggregate principal amount of Indebtedness in excess of $200,000,000 or apply to property or assets of the Borrower and the Restricted Subsidiaries in excess of $200,000,000;
     (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (c) Liens on property acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.02, (ii) the Indebtedness secured thereby does not exceed 110% of the cost of acquiring, constructing or improving such property and (iii) such security interests shall not apply to any other property or assets of the Borrower or any of its Subsidiaries;
     (d) any Copyright Liens securing obligations specified in the definition thereof;
     (e) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary and owing to the Borrower or to a Restricted Subsidiary;
     (f) Liens on interests in or investments in any Unrestricted Subsidiary or in any other Person that is not a Subsidiary of the Borrower securing Indebtedness of such Unrestricted Subsidiary or such other Person;

     (g) Liens for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;
     (h) Liens incidental to the ordinary conduct of the Borrower’s business or the ownership of its assets which were not incurred in connection with the borrowing of money, such as carrier’s, warehousemen’s, materialmen’s, landlord’s and mechanic’s liens, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the ordinary course of its business; and
     (i) other Liens in respect of property or assets of the Borrower or any Restricted Subsidiary so long as at the time of the securing of any obligations related thereto, the aggregate principal amount of all such secured obligations does not exceed 5% of the Consolidated Total Assets of the Borrower at such time (it being understood that any Lien permitted under any other clause in this Section 6.03 shall not be included in the computation described in this paragraph).
          SECTION 6.04. Mergers, Etc. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial portion of the Borrower’s consolidated assets, or all or a substantial portion of the stock of all of the Restricted Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless (a) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and (b) after giving effect to any such transaction, the business, taken as a whole, of the Borrower and the Restricted Subsidiaries shall not have been altered in a fundamental and substantial manner from that conducted by them, taken as a whole, immediately prior to the Effective Date, provided that (i) if the Borrower is not the survivor of any such consolidation or merger involving the Borrower, (A) the Borrower, at the time thereof and immediately after giving effect thereto, shall be in compliance on a pro forma basis with the financial covenants contained in Section 6.01 as if such consolidation or merger had been consummated (and any related Indebtedness incurred, assumed or repaid in connection therewith had been incurred, assumed or repaid, as the case may be) on the first day of the most recently completed four fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01 (as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer to such effect showing such calculation in reasonable detail prior to or concurrently with such consolidation or merger), (B) the surviving Person of such consolidation or merger shall expressly assume all of the Borrower’s rights and obligations under this Agreement and the other Credit Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and shall thereafter be deemed to be the Borrower for all purposes hereunder, (C) such consolidation or merger will not result in a Change in Control and (D) the Administrative Agent shall have received such legal opinions and certificates in connection therewith as it may reasonably request and (ii) the Borrower shall not liquidate or dissolve.
          SECTION 6.05. Investments. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, make any Investment (other than any Investment in the ordinary course of the operation of its business) if, before or after giving effect to the commitment thereto on a pro forma basis, an Event of Default shall have occurred and be continuing.
          SECTION 6.06. Restricted Payments. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Borrower may (a) declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (b) make Restricted Payments so long as after giving effect to the making of such Restricted Payment, no Event of Default shall have occurred and be continuing on a pro forma basis.
          SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any material transaction with any of its Affiliates, except (a) transactions entered into prior to the date hereof or contemplated by any agreement entered into prior to the date hereof, (b) in the ordinary course of business or at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (c) transactions between or among the Borrower and the Restricted Subsidiaries or between or among Restricted Subsidiaries, (d) any arrangements with officers, directors, representatives or other employees of the Borrower and its Subsidiaries relating specifically to employment as such and (e) transactions that are otherwise permitted by this Agreement.
          SECTION 6.08. Unrestricted Subsidiaries. (a) Schedule 6.08 sets forth those Subsidiaries that have been designated as Unrestricted Subsidiaries as of the date hereof, which Subsidiaries do not include any Guarantor. The Borrower may designate any of its Subsidiaries (other than a Guarantor) as Unrestricted Subsidiaries from time to time in compliance with the provisions of this Section 6.08. The Borrower will not designate any of its Subsidiaries as an Unrestricted Subsidiary unless at the time such Subsidiary is designated as an Unrestricted Subsidiary, before and after giving effect to such designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in a certificate of a Responsible Officer delivered to the Administrative Agent at the time of such designation. Such certificate also shall state the specific purpose for which such designation is being made. All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.
          (a) The Borrower may designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary from time to time in compliance with the provisions of this Section 6.08. The Borrower will not designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, unless at the time such Unrestricted Subsidiary is so designated or re-designated as a Restricted Subsidiary, after giving effect to such designation or re-designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in a certificate of a Responsible Officer delivered to the Administrative Agent at the time of such designation or re-designation.
          SECTION 6.09. Amendments to Separation Agreement. The Borrower will not amend, supplement or otherwise modify any material provision of the Separation Agreement (excluding all exhibits thereto), if such amendment, supplement or modification would have a material and adverse effect on the Lenders, unless the Required Lenders have consented thereto.

          SECTION 6.10. Amendments to Escrow Agreement. The Borrower will not amend, supplement or otherwise modify any material provision of the Escrow Agreement, if such amendment, supplement or modification would have a material and adverse effect on the Lenders, unless the Administrative Agent has consented thereto.
ARTICLE VII
EVENTS OF DEFAULT
          If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
     (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in any Credit Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.03 (with respect to the Borrower’s existence) or in Article VI;
     (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in the Credit Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;
     (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods;
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;
     (k) one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 shall be rendered against the Borrower, any Material Subsidiary or any combination thereof or any action shall be legally taken by a judgment creditor (whose liquidated judgment, along with those of any other judgment creditor’s, exceeds $200,000,000) to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal;
     (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events (with respect to which the Borrower has a liability which has not yet been satisfied) that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (m) except as otherwise permitted by this Agreement or the terms of any Guarantee, any Guarantee shall cease, for any reason, to be in full force and effect with respect to any Guarantor or any Credit Party shall so assert; or

     (n) a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII
THE AGENTS
          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
          Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Company or Affiliate thereof as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or, if so specified by this Agreement, all the Lenders) and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative

Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all the Lenders, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered under any Credit Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Credit Documents or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message) believed by it to be genuine and to have been signed, sent or otherwise authenticated by a proper Person. An initial list of the proper Persons with respect to the Borrower appears on Schedule 8. Schedule 8 shall not be altered except in writing by a Person appearing thereon (or by a successor to such Person occupying the equivalent office). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon so long as such statement, in the case of a Borrowing Request, complies with the requirements of Section 2.03 in all material respects (it being understood that oral notices of borrowing will be confirmed in writing by the Borrower in accordance with Section 2.03). In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor; provided that the predecessor Administrative Agent shall pay the unearned portion of any fees paid in advance to either the successor Administrative Agent or the Borrower. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
          The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Applicable Percentage on the date on which indemnification is sought under this Article VIII (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with their Applicable Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Loans and all other amounts payable hereunder.
          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
          The Co-Syndication Agents and Co-Documentation Agents shall not have any duties or responsibilities under any Credit Document in their capacity as such.
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
     (i) if to the Borrower, to it at One Time Warner Center, North Tower, New York, NY 10019, Attention of Chief Financial Officer (Facsimile No. 212-364-8213), with copies to its General Counsel (Facsimile No. 704-973-6201) and its Treasurer (Facsimile No. 212-364-8234);
     (ii) if to the Administrative Agent, to Deutsche Bank AG New York Branch, 60 Wall Street, 43rd Floor, New York, NY 10005, Attention of Yvonne Tilden (Facsimile: 646-736-5710); and
     (iii) if to any other Lender, to it at its address (or facsimile number) set forth on Schedule 1.01(A) or 1.01(B), as applicable, or in its Administrative Questionnaire.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          (b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that (i) nothing in this clause (b) shall modify the Agent Parties’ respective obligations pursuant to Section 9.12, and (ii) in no event shall any Agent Party have any liability to any Lender for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan (other than the Maturity Extension as contemplated by Section 2.09(b) (as in effect on the date hereof)), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) amend, waive, modify or otherwise change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release either Guarantor from its obligations under the Guarantee without the written consent of each Lender; provided that if any of the events specified in Section 9.14 occur with respect to a Guarantor then the Guarantee shall be automatically released with respect to such Guarantor without any further action or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent. It is understood and agreed that the Borrower shall be permitted to cause additional Affiliates to, directly or indirectly, guarantee Obligations of the Borrower without the consent of any Lender or the Administrative Agent.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Agents or the Lenders, including the reasonable fees, charges and disbursements of any counsel for the Agents or the Lenders in connection with the enforcement or protection of its rights in connection with any Credit Document, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, it being understood, in each case, that the Agents, Arrangers and the Lenders shall use, and the Borrower shall only be required to pay such fees, charges and disbursements of, a single counsel, unless (and to the extent) conflicts of interests require the use of more than one counsel.
          (b) The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of, or the proposed use of, the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company, or any Environmental Liability related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee (or a Related Party of such Indemnitee).
          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
          (d) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender except in accordance with Section 6.04 (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Any Lender other than a Conduit Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed, it being understood that the Borrower may withhold or delay such consent if the proposed Eligible Assignee is not sufficiently creditworthy), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender’s Commitment or Loans, each assignment shall not be less than an aggregate principal amount of $10,000,000, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender’s Commitment or Loans, the remaining amount of the Commitment of, or Loans held by, the assigning Lender after giving effect to such assignment shall not be less than $15,000,000 unless, in the case of clauses (ii) or (iii), each of the Borrower and the Administrative Agent otherwise consents, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and shall be ratable as between the Tranche I Term Commitments and Tranche II Term Commitments, or the Tranche I Term Loans and the Tranche II Term Loans, of the assigning Lender, (v) except in the case of an assignment to an Affiliate of the assigning Lender on or about the Effective Date, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall (i) continue to be entitled to the benefits of Sections 2.14,

2.15, 2.16 and 9.03 and (ii) continue to be subject to the confidentiality provisions hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section.
          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (e) Any Lender other than a Conduit Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.
          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
          (h) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.
          (i) The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender or any Affiliate of such Lender that is primarily engaged in commercial banking activities and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, partners and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, the Borrower is given prior notice to the extent such prior notice is permissible under the circumstances and an opportunity to object to such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Borrower containing provisions substantially the same, or at least as restrictive, as those of this Section, to any (i) assignee (or Conduit Lender) of or Participant in, or any prospective assignee (or Conduit Lender) of or Participant in, any of its rights or obligations under this Agreement or (ii) hedging agreement counterparty (or such contractual counterparty’s professional advisor), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower, whether oral or written, relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, including in accordance with Regulation FD as promulgated by the SEC.
          SECTION 9.13. Acknowledgements. The Borrower hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
          SECTION 9.14. Guarantee. Notwithstanding anything herein or in any Credit Document to the contrary, each Guarantor shall be automatically released from its obligations under the Guarantee upon receipt by the Administrative Agent of a certificate of a Responsible Officer certifying that such Guarantor has no outstanding Indebtedness for borrowed money, including any Guarantee Obligations in respect of Indebtedness for borrowed money as of the date of such certificate.
          SECTION 9.15. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TIME WARNER CABLE INC.
By	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer

Signature Page to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as an Initial Lender and Administrative Agent
By:	/s/ Andreas Neumeier
	Name:	Andreas Neumeier
	Title:	Managing Director

By:	/s/ Yvonne Tilden
	Name:	Yvonne Tilden
	Title:	Director

Signature Page to Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC., as an Initial Lender and Tranche I Co-Syndication Agent
By:	/s/ Andrew Wynn
	Name:	Andrew Wynn
	Title:	Managing Director

Signature Page to Credit Agreement

BNP PARIBAS, as an Initial Lender
By:	/s/ Nuala Marley
	Name:	Nuala Marley
	Title:	Managing Director

By:	/s/ Gregg Bonardi
	Name:	Gregg Bonardi
	Title:	Director

Signature Page to Credit Agreement

BNP PARIBAS SECURITIES CORP., as a Tranche II Co-Syndication Agent
By:	/s/ Nuala Marley
	Name:	Nuala Marley
	Title:	Managing Director

By:	/s/ Gregg Bonardi
	Name:	Gregg Bonardi
	Title:	Director

Signature Page to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH, as an Initial Lender and Tranche II Co-Syndication Agent
By:	/s/ Jose Carlos
	Name:	Jose Carlos
	Title:	Authorized Signatory

Signature Page to Credit Agreement

MIZUHO CORPORATE BANK, LTD. as an Initial Lender and Tranche I Co-Documentation Agent
By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

Signature Page to Credit Agreement

UBS LOAN FINANCE LLC, as an Initial Lender
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

Signature Page to Credit Agreement

BANK OF AMERICA, N.A. as an Initial Lender and Tranche II Co-Documentation Agent
By:	/s/ Christopher T. Ray
	Name:	Christopher T. Ray
	Title:	Senior Vice President

Signature Page to Credit Agreement

CITIBANK, N.A., as an Initial Lender and Tranche II Co-Syndication Agent
By:	/s/ Julio Ojea-Quintana
	Name:	Julio Ojea-Quintana
	Title:	Managing Director

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as an Initial Lender
By:	/s/ Gary B. Wenslow
	Name:	Gary B. Wenslow
	Title:	Associate Director

Signature Page to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as an Initial Lender and Tranche II Co-Documentation Agent
By:	/s/ Joe Mynatt
	Name:	Joe Mynatt
	Title:	Director

Signature Page to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as an Initial Lender and Tranche I Co-Documentation Agent
By:	/s/ Leo E. Pagarigan
	Name:	Leo E. Pagarigan
	Title:	General Manager

Signature Page to Credit Agreement

FORTIS BANK SA/NV NEW YORK BRANCH, as an Initial Lender and Tranche I Co-Syndication Agent
By:	/s/ Barbara Nash
	Name:	Barbara Nash
	Title:	MD & Group Head, TMT

By:	/s/ John W. Deegan
	Name:	John W. Deegan
	Title:	Director & Group Head, Chemicals

Signature Page to Credit Agreement

MORGAN STANLEY BANK, as an Initial Lender
By:	/s/ Anish Shah
	Name:	Anish Shah
	Title:	Authorized Signatory

Signature Page to Credit Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P., as an Initial Lender
By:	/s/ Stephen Scherr
	Name:	Stephen Scherr
	Title:	Authorized Signatory

Signature Page to Credit Agreement

GOLDMAN SACHS BANK USA, as an Initial Lender
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Signature Page to Credit Agreement

LEHMAN BROTHERS COMMERCIAL BANK, as an Initial Lender
By:	/s/ Brian Halbeisen
	Name:	Brian Halbeisen
	Title:	Credit Officer

Signature Page to Credit Agreement

SCHEDULE 1.01(A)
ADDRESS FOR NOTICES; TRANCHE I TERM COMMITMENTS

Tranche I Term
Lender Name and Address	Commitments
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$400,000,000
New York Branch 1251 Avenue of the Americas New York, NY 10020 Attn: Jeffrey Millar Telephone: 212-782-4358 Facsimile: 212-782-6445

The Royal Bank of Scotland plc	$400,000,000
101 Park Avenue, 6th Floor New York, NY 10178 Attn: Vincent Fitzgerald Telephone: 212-401-3236 Facsimile: 212-401-3456

Sumitomo Mitsui Banking Corporation	$400,000,000
277 Park Avenue New York, NY 10172 Attn: Steve Lau Telephone: 212-224-4156 Facsimile: 212-224-4384

Mizuho Corporate Bank, Ltd.	$400,000,000
1251 Avenue of Americas New York, NY 10020 Attn: Daniel Guevara Telephone: 212-282-4537 Facsimile: 212-282-4488

Bank of America, N.A.	$400,000,000
2001 Clayton Road Concord, CA 94520 Attn: Wes Oldham Telephone: 925-675-8409 Facsimile: 888-969-2294

Barclays Bank PLC	$400,000,000
200 Park Avenue, 4th Floor New York, NY 10166 Attn: Nicholas Bell Telephone: 212-412-4029 Facsimile: 212-412-7600

Tranche I Term
Lender Name and Address	Commitments
BNP Paribas	$400,000,000
787 Seventh Avenue New York, NY 10019 Attn: Nuala Marley Telephone: 212-841-3096 Facsimile: 212-841-2747

Citibank, N.A.	$400,000,000
388 Greenwich Street, 21st Floor New York, NY 10013 Attn: Julio Ojea Quintana Telephone: 212-816-8497 Facsimile: 212-816-8084

Deutsche Bank AG New York Branch	$400,000,000
60 Wall Street, 43rd Floor New York, NY 10005 Attn: Yvonne Tilden Telephone: 212-250-8675 Facsimile: 646-736-5710

Wachovia Bank, National Association	$400,000,000
Credit Products, Portfolio Management 301 S. College St., NC 0760 Charlotte, NC 28288 Telephone: 704-383-9270 Facsimile: 704-383-1625

Fortis Bank SA/NV New York Branch	$400,000,000
520 Madison Avenue, 3rd Floor New York, NY 10022 Attn: Barbara Nash Telephone: 212-340-5441 Facsimile: 212-340-5440

Goldman Sachs Credit Partners L.P.	$371,287,128.7125
1 New York Plaza, 42nd Floor New York, NY 10004 Attn: Philip Green Telephone: 212-357-7570 Facsimile: 212-346-2608

Tranche I Term
Lender Name and Address	Commitments
Goldman Sachs Bank USA	$28,712,871.2875
295 Chipeta Way, 4th Floor Salt Lake City, UT 84108 Attn: Andrew Caditz Telephone: 212-357-6240 Facsimile: 212-428-1243

Lehman Brothers Commercial Bank	$400,000,000
745 7th Avenue, 5th Floor New York, NY 10019 Attn: Janine Shugan Telephone: 212-526-8625 Facsimile: 917-522-0139

Morgan Stanley Bank	$400,000,000
1585 Broadway New York, NY 10036 Attn: Erma Dell’Aquila / Edward Henley Telephone: 718-754-7286 / 7285 Facsimile: 718-754-7249 / 7250

UBS Loan Finance LLC	$400,000,000
677 Washington Boulevard Stamford, CT 06901 Attn: Safraz Hassan Telephone: 203-719-3143 Facsimile: 203-719-3888

TOTAL	$6,000,000,000.00

SCHEDULE 1.01(B)
ADDRESS FOR NOTICES; TRANCHE II TERM COMMITMENTS

Tranche II Term
Lender Name and Address	Commitments
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$200,000,000
New York Branch 1251 Avenue of the Americas New York, NY 10020 Attn: Jeffrey Millar Telephone: 212-782-4358 Facsimile: 212-782-6445

The Royal Bank of Scotland plc	$200,000,000
101 Park Avenue, 6th Floor New York, NY 10178 Attn: Vincent Fitzgerald Telephone: 212-401-3236 Facsimile: 212-401-3456

Sumitomo Mitsui Banking Corporation	$200,000,000
277 Park Avenue New York, NY 10172 Attn: Steve Lau Telephone: 212-224-4156 Facsimile: 212-224-4384

Mizuho Corporate Bank, Ltd.	$200,000,000
1251 Avenue of Americas New York, NY 10020 Attn: Daniel Guevara Telephone: 212-282-4537 Facsimile: 212-282-4488

Bank of America, N.A.	$200,000,000
2001 Clayton Road Concord, CA 94520 Attn: Wes Oldham Telephone: 925-675-8409 Facsimile: 888-969-2294

Barclays Bank PLC	$200,000,000
200 Park Avenue, 4th Floor New York, NY 10166 Attn: Nicholas Bell Telephone: 212-412-4029 Facsimile: 212-412-7600

Tranche II Term
Lender Name and Address	Commitments
BNP Paribas	$200,000,000
787 Seventh Avenue New York, NY 10019 Attn: Nuala Marley Telephone: 212-841-3096 Facsimile: 212-841-2747

Citibank, N.A.	$200,000,000
388 Greenwich Street, 21st Floor New York, NY 10013 Attn: Julio Ojea Quintana Telephone: 212-816-8497 Facsimile: 212-816-8084

Deutsche Bank AG New York Branch	$200,000,000
60 Wall Street, 11th Floor New York, NY 10005 Attn: Andreas Neumeier Telephone: 212-250-8675 Facsimile: 212-797-4347

Wachovia Bank, National Association	$200,000,000
Credit Products, Portfolio Management 301 S. College St., NC 0760 Charlotte, NC 28288 Telephone: 704-383-9270 Facsimile: 704-383-1625

Fortis Bank SA/NV New York Branch	$200,000,000
520 Madison Avenue, 3rd Floor New York, NY 10022 Attn: Barbara Nash Telephone: 212-340-5441 Facsimile: 212-340-5440

Goldman Sachs Credit Partners L.P.	$187,500,000
1 New York Plaza, 42nd Floor New York, NY 10004 Attn: Philip Green Telephone: 212-357-7570 Facsimile: 212-346-2608

Tranche II Term
Lender Name and Address	Commitments
Goldman Sachs Bank USA	$12,500,000
295 Chipeta Way, 4th Floor Salt Lake City, UT 84108 Attn: Andrew Caditz Telephone: 212-357-6240 Facsimile: 212-428-1243

Lehman Brothers Commercial Bank	$200,000,000
745 7th Avenue, 5th Floor New York, NY 10019 Attn: Janine Shugan Telephone: 212-526-8625 Facsimile: 917-522-0139

Morgan Stanley Bank	$200,000,000
1585 Broadway New York, NY 10036 Attn: Erma Dell’Aquila / Edward Henley Telephone: 718-754-7286 / 7285 Facsimile: 718-754-7249 / 7250

UBS Loan Finance LLC	$200,000,000
677 Washington Boulevard Stamford, CT 06901 Attn: Safraz Hassan Telephone: 203-719-3143 Facsimile: 203-719-3888

TOTAL	$3,000,000,000.00

SCHEDULE 2.03(A)

A borrowing notice (pursuant and
	subject to Section 2.03) or an interest	Prepayment notice
	election (pursuant to Section 2.07)	(pursuant to Section 2.10)
Loan Type:	must be given not later than:	must be given not later than:
LOANS

Any Eurodollar Borrowing	11:00 am New York City time three (3) Business Days before the date of the proposed Borrowing.	12:00 pm New York City time three (3) Business Days before the date of prepayment.

Any ABR Borrowing	10:00 am New York City time on the day of the proposed Borrowing.	12:00 pm New York City time one (1) Business Day before the date of prepayment.

SCHEDULE 2.03(B)
AUTHORIZED ACCOUNT NUMBERS & LOCATIONS

Bank:	JPMorgan Chase Bank, N.A.

Address:	One Chase Manhattan Plaza
New York, NY 10005

ABA:	021 000 021
Account Name:	Time Warner Cable Inc.
Account Number:	304-157651

SCHEDULE 6.08
UNRESTRICTED SUBSIDIARIES
Bright House Networks, LLC

SCHEDULE 8
LIST OF PROPER PERSONS

Name	Title
Robert Marcus	Senior Executive Vice President and Chief Financial Officer
Arthur Minson	Executive Vice President of Finance and Deputy Chief Financial Officer
William Osbourn	Senior Vice President and Controller
Matthew Siegel	Senior Vice President and Treasurer

EXHIBIT A
FORM OF
ASSIGNMENT AND ACCEPTANCE
          Reference is made to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 30, 2008, among TIME WARNER CABLE INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, THE ROYAL BANK OF SCOTLAND PLC and FORTIS BANK SA/NV NEW YORK BRANCH, as the Tranche I Co-Syndication Agents, BNP PARIBAS SECURITIES CORP., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH, and CITIBANK, N.A., as Tranche II Co-Syndication Agents, MIZUHO CORPORATE BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION as Tranche I Co-Documentation Agents, BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Tranche II Co-Documentation Agents, and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent.
          The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:
          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the principal amount of Loans set forth on Schedule 1 hereto for the Commitments or principal amount of Loans of the Assignor on the Effective Date of this Assignment and Acceptance.
          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance of the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Documents or any other instrument or document furnished pursuant thereto.
          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will,

2

independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
          4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Borrower and the Administrative Agent. Except in the case of an assignment to a Lender or a Lender Affiliate, the Borrower and the Administrative Agent must give its prior consent to such assignment pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent). The Administrative Agent shall keep records of this Assignment and Acceptance.
          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.
          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance with respect to the
Credit Agreement, dated as of June 30, 2008,
among TIME WARNER CABLE INC., a Delaware corporation (the “Borrower”), the Lenders party thereto,
THE ROYAL BANK OF SCOTLAND PLC and FORTIS BANK SA/NV NEW YORK BRANCH, as the Tranche I
Co-Syndication Agents, BNP PARIBAS SECURITIES CORP., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
NEW YORK BRANCH, and CITIBANK, N.A., as Tranche II Co-Syndication Agents, MIZUHO CORPORATE BANK,
LTD. and SUMITOMO MITSUI BANKING CORPORATION as Tranche I Co-Documentation Agents, BANK OF AMERICA,
N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Tranche II Co-Documentation Agents, and DEUTSCHE
BANK AG NEW YORK BRANCH, as Administrative Agent.
Name of Assignor:
Name of Assignee:
Effective Date of Assignment:
Amount of Commitments or Loans

$
[Name of Assignee]	[Name of Assignor]
By:	By:
Title:	Title:
Accepted for Recordation in the Register: DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent	Required Consents (if any): [TIME WARNER CABLE INC.]
By:	[By:
Title:	Title:]

EXHIBIT B
FORM OF GUARANTEE
          GUARANTEE, dated as of [ ], 2008, made by TW NY CABLE HOLDING INC., a Delaware corporation (“TWNY”), and TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership (“TWE”) (each, a “Guarantor”, and collectively, the “Guarantors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 30, 2008, among TIME WARNER CABLE INC., a Delaware corporation (the “Borrower”), the Lenders, THE ROYAL BANK OF SCOTLAND PLC and FORTIS BANK SA/NV NEW YORK BRANCH, as tranche I co-syndication agents (in such capacity, the “Tranche I Co-Syndication Agents”), BNP PARIBAS SECURITIES CORP., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH, and CITIBANK, N.A., as tranche II co-syndication agents (in such capacity, the “Tranche II Co-Syndication Agents”), MIZUHO CORPORATE BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION, as tranche I co-documentation agents (in such capacity, the “Tranche I Co-Documentation Agents”), BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as tranche II co-documentation agents (in such capacity, the “Tranche II Co-Documentation Agents”), and the Administrative Agent.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and
          WHEREAS, each Guarantor is an affiliate of the Borrower under the Credit Agreement and it is to the advantage of each Guarantor that the Lenders make the Loans to the Borrower under the Credit Agreement.
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
          1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document).
          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          2. Guarantee. (a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower as and when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
          (b) This Guarantee shall remain in full force and effect until the Obligations are paid in full.
          (c) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.
          (d) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.
          (e) No payment or payments made by the Borrower, either of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, either of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any

Guarantor hereunder who shall, notwithstanding any such payment or payments (other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations, up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.
          3. Right of Setoff. Each Guarantor hereby authorizes each Lender at any time and from time to time when any amounts owed by the Borrower under the Credit Agreement are due and payable and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held by such Lender or any Affiliate of such Lender that is primarily engaged in commercial banking activities and other indebtedness at any time owing by such Lender to or for the credit or the account of such Guarantor (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all of the Obligations of the Borrower to such Lender hereunder now or hereafter existing under the Credit Agreement or any other Credit Document whether or not such Lender has made any demand for payment. Each Lender shall notify the applicable Guarantor promptly of any such setoff and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          4. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any setoff or application of funds of any Guarantor by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
          5. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, (b) the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) the Credit Agreement and any other Credit Document may be amended, modified, supplemented or terminated, in whole or in part, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.
          6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or either one or both of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or either one or both of the Guarantors with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Obligations, or of either one or both of the Guarantors under this Guarantee, in bankruptcy or in any other instance. When making a demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the

Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of the Borrower’s property, or otherwise, all as though such payments had not been made.
          8. Payments. Each Guarantor hereby agrees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim at the office of the Administrative Agent located at 60 Wall Street, New York, NY 10005, or to such other office as designated by the Administrative Agent.
          9. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that the representations and warranties set forth in Article III of the Credit Agreement (other than those set forth in Sections 3.04(c), 3.06, 3.09 and 3.10) as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein (it being understood that any representation or warranty set forth in Article III of the Credit Agreement that is qualified by a reference to the Borrower and its Subsidiaries taken as a whole shall not be deemed to apply to the Guarantor individually).
          The Guarantors agree that the foregoing representation and warranty shall be deemed to have been made by each Guarantor and shall be true and correct in all material respects on the Borrowing Date under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such date.
          10. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and any or all of the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          11. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor shall be effected in the manner provided in Section 9.01 of the Credit Agreement; any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 hereto.

          12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          13. Integration. This Guarantee and the other Credit Documents represent the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents.
          14. Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the applicable Guarantor and the Administrative Agent, provided that any right, power or privilege of the Administrative Agent or the Lenders arising under this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent; provided, further, that no such amendment or waiver shall release either Guarantor from its obligations hereunder without the written consent of each Lender.
          15. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.
          18. Enforcement Expenses. Each Guarantor agrees, jointly and severally, to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or protecting any rights under this Guarantee and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, it being understood, in each case, that the Lenders and the Administrative Agent shall use, and the Borrower shall only be required to pay such fees, charges and disbursements of, a single counsel, unless (and to the extent) conflicts of interests require the use of more than one counsel.
          19. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          20. Acknowledgements.
          Each Guarantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;
          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to such Guarantor arising out of or in connection with this Guarantee or any other Credit Document, and the relationship between any or all of the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.
          21. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          22. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Guarantee in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each Guarantor irrevocably consents to service of process in the manner provided for notices in paragraph 11 of this Guarantee. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.
          23. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          24. Release. This Guarantee may only be released in accordance with Section 9.02(b) of the Credit Agreement; provided, however, that if any of the events specified in Section 9.14 of the Credit Agreement occur with respect to a Guarantor then this Guarantee shall be automatically released with respect to such Guarantor without any further action.

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

TW NY CABLE HOLDING INC.
By:
Name:
Title:

TIME WARNER ENTERTAINMENT COMPANY, L.P.
By:
Name:
Title:

SCHEDULE 1
Address for Notices
TW NY CABLE HOLDING INC.
One Time Warner Center
North Tower
New York, NY 10019
Attention: Chief Financial Officer
Facsimile No. 212-364-8213
Attention: General Counsel
Facsimile No. 704-973-6201
Attention: Treasurer
Facsimile No. 212-364-8234
TIME WARNER ENTERTAINMENT COMPANY, L.P.
One Time Warner Center
North Tower
New York, NY 10019
Attention: Chief Financial Officer
Facsimile No. 212-364-8213
Attention: General Counsel
Facsimile No. 704-973-6201
Attention: Treasurer
Facsimile No. 212-364-8234

EXHIBIT C
DISTRIBUTION AGREEMENT TERMS
          Time Warner and a financial institution to be selected by Time Warner (the “Distribution Agent”) shall enter into the Distribution Agreement on or prior to the Borrowing Date providing that:
(i)	the Capital Stock of the Borrower held by Time Warner (the “Deposited Shares”) shall be deposited with the Distribution Agent for distribution in accordance with the terms of the Distribution Agreement, which shall be consistent with the applicable terms of the Separation Agreement;

(ii)	upon receipt by the Distribution Agent of a notice from Time Warner informing the Distribution Agent that the Acceptance Date (as defined in Exhibit F to this Agreement) has occurred, the Distribution Agent shall distribute the amount of Deposited Shares to the shareholders of Time Warner as directed in such notice;

(iii)	upon receipt by the Distribution Agent of a notice from Time Warner informing the Distribution Agent that the payment date for the Clean-up Spin-off has occurred, the Distribution Agent shall distribute all remaining Deposited Shares to the shareholders of Time Warner as directed in such notice; and

(iv)	in the event that (x) the Separation Agreement shall have been terminated in accordance with its terms at any time prior to the distribution of the Deposited Shares as described in clause (ii) or (iii) above or (y) the exchange offer shall have been terminated and the Special Dividend has not been paid as provided for in the Separation Agreement, the Distribution Agent shall immediately release all remaining Deposited Shares then held by it to Time Warner.
          Time Warner is contractually required to give the notices contemplated in clauses (ii) and (iii) above as and when required pursuant to the Separation Agreement.
          During the period in which the Deposited Shares are subject to the foregoing arrangements:
(i)	the Distribution Agent shall have the sole authority to exercise all voting rights in respect of the Deposited Shares. In the event the Distribution Agent holds the Deposited Shares on a record date for any vote or other action to be taken by the holders of the Borrower’s common stock, the Distribution Agent shall vote the Deposited Shares entitled to vote on such matter in a manner that is proportionate to the manner in which all other shares of the Borrower’s common stock which are voted in respect of such matter are voted by other holders of the Borrower’s common stock; and

(ii)	any dividends (including, without limitation, the Special Dividend) or distributions in respect of the Deposited Shares shall be paid by wire transfer to an account designated by Time Warner.

EXHIBIT D
FORM OF ESCROW AGREEMENT

By:
Name:
Title:

FORM OF ESCROW AGREEMENT
          ESCROW AGREEMENT, dated as of [       ], 2008, (this “Agreement”) by and among Time Warner Cable Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation and a wholly-owned subsidiary of Deutsche Bank AG, as Escrow Agent (the “Escrow Agent”). Unless otherwise defined herein, capitalized terms used herein are defined in the Credit Agreement (as defined below).
          WHEREAS, the Company has entered into a Credit Agreement, dated June 30, 2008 (the “Credit Agreement”), with the several banks and other financial institutions parties thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”);
          WHEREAS, pursuant to Section 2.06 of the Credit Agreement, in the case of a Distribution to be achieved by a Split-off, including a Split-off to be followed by a Clean-up Spin-off, the Administrative Agent is to make the Loans available to the Company under the Credit Agreement by crediting on the Borrowing Date the proceeds thereof to an account as specified in the Escrow Agreement referred to in the Credit Agreement; and
          WHEREAS, it is intended that this Agreement shall be the Escrow Agreement referred to in the Credit Agreement;
          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:
          Section 1. Appointment of Escrow Agent. The Company hereby appoints Deutsche Bank Trust Company Americas as Escrow Agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.
          Section 2. Deposit into the Escrow Account. The Company, simultaneously with the execution and delivery of this Agreement, shall cause, by directions under the Credit Agreement and otherwise, to be deposited with the Escrow Agent the proceeds of the Loans made under the Credit Agreement in immediately available funds (the “Escrow Amount”), and which Escrow Amount shall be held by the Escrow Agent upon the terms and conditions hereinafter set forth. The foregoing Escrow Amount, plus all interest, dividends and other distributions and payments thereon received by the Escrow Agent, less any funds distributed or paid in accordance with this Agreement shall be held by the Escrow Agent in an account referred to herein as the “Escrow Account”. The Escrow Agent shall have no duty to solicit the Escrow Amount. The Company shall notify the Escrow Agent in writing at or prior to the time when the funds making up to the Escrow Amount are being sent to the Escrow Agent pursuant to this Agreement. The Escrow Agent shall have no liability for the Escrow Amount, or interest thereon, sent to it that remains unclaimed and/or is returned to the Company if such written notice is not given.
          Section 3. Investment of the Cash Deposit. During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Amount in the following investments at the written direction of an Authorized Person (as hereinafter defined) of the Company:
Money Market Funds offered by the Escrow Agent or an affiliate thereof or registered under the Investment Act of 1940 and eligible under rule 2a-7 thereof
          Direct investments such as tbills, CP, CDs, time deposits, etc.
          Daily Federal Funds Rate less 10 basis points executed by Deutsche Bank Treasury desk
The Escrow Agent shall have no obligation to invest or reinvest the Escrow Amount if deposited with the Escrow Agent after 11:00 a.m. (E.T.) on such day of deposit. Instructions received after 11:00 a.m. (E.T.) will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Amount made at the direction of the Company. Any interest or other income received on such investment and reinvestment of the Escrow Amount shall become part of the Escrow Amount and any losses incurred on such investment and reinvestment of the Escrow Amount shall be debited against the Escrow Account. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Amount shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. A selection of Money Market Funds will be provided by the

Escrow Agent. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.
          Section 4. Distribution of Escrow Amount. The Escrow Agent shall hold the Escrow Amount in its possession until instructed hereunder to deliver the Escrow Amount in accordance with a written release notice (the “Escrow Amount Release Notice”) signed by an Authorized Person of the Company and substantially in the form of either Exhibit A or Exhibit B attached hereto. Upon receipt of an Escrow Amount Release Notice signed by an Authorized Person of the Company, the Escrow Agent shall promptly deliver the Escrow Amount as instructed in such Escrow Amount Release Notice. The Company agrees to cause the delivery of the Escrow Amount Release Notice in the form of Exhibit A attached hereto on the Special Dividend Payment Date (provided that the conditions set forth in Section 5.03(b) of the Separation Agreement shall be satisfied or waived as of such date), unless the Company has previously caused to be delivered the Escrow Amount Release Notice in the form of Exhibit B attached hereto.
          Section 5. Termination. This Agreement shall terminate upon the distribution of the Escrow Amount from the Escrow Account established hereunder. The provisions of Sections 6, 8 and 9 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.
          Section 6. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for customary fees as separately agreed between the Company and the Escrow Agent (as such fees may be adjusted from time to time as agreed between the Company and the Escrow Agent) and reasonable and documented expenses for all services rendered by it hereunder. The Company shall reimburse the Escrow Agent on demand for all disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or governmental charges. Any acceptance fee and/or annual fee for the first year will be paid to the Escrow Agent by the Company concurrent with the execution and delivery of this Agreement. Annual fees are payable in advance for each year or any part thereof. Such compensation and expenses shall be paid from the Escrow Amount to the extent not otherwise paid within thirty (30) days after an invoice has been rendered. The obligations contained in this Section 6 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.
          Section 7. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Company. The Company may remove the Escrow Agent at any time by giving thirty (30) calendar days’ prior written notice to the Escrow Agent. Upon such notice, a successor Escrow Agent shall be appointed by the Company, who shall provide written notice of such to the resigning Escrow Agent. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation or removal date specified in such notice. If the Company is unable to agree upon a successor Escrow Agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Amount to the Company at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. Upon its resignation and delivery of the Escrow Amount as set forth in this Section 7, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Amount or this Agreement.
          Section 8. Indemnification of Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable and documented costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ (limited to a single counsel for the Escrow Agent) and consultants’ fees and expenses and court costs except to the extent caused by the Escrow Agent’s gross negligence or willful misconduct. The provisions of this Section 8 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.
          Section 9. The Escrow Agent.
          (a) The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.
          (b) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Amount (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Amount), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; provided, that notice of such fact shall be given to the Company as soon as reasonably practicable so that appropriate action may be taken by the Company; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to the Company or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
          (c) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part.

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          (d) The Escrow Agent may consult with a single legal counsel of its own choosing, at the expense of the Company, as to any matter relating to this Agreement.
          (e) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
          (f) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
          (g) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Amount, unless the Escrow Agent receives written instructions, signed by the Company which eliminates such ambiguity or uncertainty.
          (h) The Escrow Agent does not have any interest in the Escrow Amount deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from the Escrow Amount shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with a Form W-9 for tax identification number certification. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Amount and will not be responsible for any other reporting.
          (i) The Escrow Agent shall provide to the Company monthly statements identifying transactions, transfers or holdings of Escrow Amount and each such statement shall be deemed to be correct and final upon receipt thereof by the Company unless the Escrow Agent is notified in writing, by the Company, to the contrary within thirty (30) business days of the date of such statement.
          Section 10. Miscellaneous. (a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.
          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.
          (c) Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.
          (d) All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery by a recognized overnight courier or first class mail (postage prepaid) or when sent by facsimile, (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) when the sender receives a written fax confirmation thereof (other than any Escrow Amount Release Notification which shall be deemed given on the Business Day it is delivered or sent if delivered or sent by 11 a.m. (E.T.)), at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):
If to the Company, to:
Time Warner Cable, Inc.
One Time Warner Center, North Tower
New York, NY 10019
Attention: Chief Financial Officer
Facsimile No. (212) 364-8213
With copies (which shall not constitute notice) to:
Time Warner Cable, Inc.
One Time Warner Center, North Tower
New York, NY 10019
Attention: General Counsel
Facsimile No. (704) 973-6201

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Time Warner Cable, Inc.
One Time Warner Center, North Tower
New York, NY 10019
Attention: Treasurer
Facsimile No. (212) 364-8234
If to the Escrow Agent, to:
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, New York 10005
Facsimile: (732) 578-4593
Attention: Manager, Escrow Team
        (e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.
        (f) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any other third person.
        (g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.
        (h) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.
        (i) The Company hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by the Company does not and will not violate any applicable law or regulation.
        (j) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.
        (k) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Bankers Trust Company”, “Deutsche Bank Trust Company Americas” or “Deutsche Bank AG” or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.
        (l) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Company designated on Scheduled I attached hereto and made a part hereof (each such representative, an “Authorized Person”) which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.
        (m) The Company hereby acknowledges that in accordance with Section 326 of the USA PATRIOT Act the Escrow Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The Company agrees that it will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the USA PATRIOT Act.

4

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TIME WARNER CABLE INC., as the Company
By
Name:
Title:

5

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Escrow Agent
By
Name:
Title:

By
Name:
Title:

6

Schedule I
Authorized Representatives

Name	Title	Specimen Signature
Matt Siegel	Senior Vice President and Treasurer

Rob Marcus	Senior Executive Vice President and Chief Financial Officer

William Osbourn	Senior Vice President and Controller

Arthur Minson	Executive Vice President of Finance and Deputy Chief Financial Officer

7

EXHIBIT A
[ON COMPANY LETTERHEAD]
Form of Escrow Amount Release Notice
[DATE]
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, New York 10005
Facsimile: (732) 578-4593
Attention: Manager, Escrow Team
Re:       ESCROW AGREEMENT, dated as of [     ], 2008, (the “Agreement”) by and among Time Warner Cable Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as Escrow Agent (the “Escrow Agent”).
Dear Manager, Escrow Team;
You are hereby instructed to deliver $[          ], to the extent funds are available in the Escrow Account related to the captioned agreement, to the following recipient in accordance with the following wire transfer instructions:
[Insert Special Dividend distribution agent’s name and wire transfer instructions]
[and any remaining balance of the funds in the Escrow Account (including any funds to be withheld pursuant to Section 2.05(g) of the Separation Agreement) to the Company in accordance with the following wire transfer instructions:
[Insert wire transfer instructions]]
Sincerely;
TIME WARNER CABLE INC.

Name:
Title:

8

EXHIBIT B
[ON COMPANY LETTERHEAD]
Form of Escrow Amount Release Notice
[DATE]
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, New York 10005
Facsimile: (732) 578-4593
Attention: Manager, Escrow Team
Re:       ESCROW AGREEMENT, dated as of [     ], 2008, (the “Agreement”) by and among Time Warner Cable Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as Escrow Agent (the “Escrow Agent”).
Dear Manager, Escrow Team;
You are hereby instructed to deliver all funds available in the Escrow Account related to the captioned agreement, to the Company in accordance with the following wire transfer instructions:
[Insert wire transfer instructions]]
Sincerely;
TIME WARNER CABLE INC.

Name:
Title:

9

EXHIBIT E
FORM OF SPIN-OFF OFFICER’S CERTIFICATE
          Reference is made to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 30, 2008, among TIME WARNER CABLE INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, THE ROYAL BANK OF SCOTLAND PLC and FORTIS BANK SA/NV NEW YORK BRANCH, as the Tranche I Co-Syndication Agents, BNP PARIBAS SECURITIES CORP., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH, and CITIBANK, N.A., as Tranche II Co-Syndication Agents, MIZUHO CORPORATE BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION as Tranche I Co-Documentation Agents, BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Tranche II Co-Documentation Agents, and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent. This Certificate is delivered pursuant to Section 4.02(c) of the Credit Agreement.
          The Borrower hereby certifies, through its [TITLE(S) OF OFFICER(S)], as follows:
          1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.
          2. The Borrowing Date will occur on the Business Day on which the Borrower pays or deposits with the paying agent the Special Dividend, which Business Day is contractually obligated to occur on or after the Business Day (or the Business Day immediately preceding such Business Day) on which the Capital Stock of the Borrower held by Time Warner shall be deposited with the distribution agent in accordance with the terms of the Separation Agreement.
          3. The Separation Date is contractually obligated to occur on or before the Borrowing Date or within one Business Day after the Borrowing Date.
          4. Borrowings under the Revolving Credit Agreement on or prior to the Borrowing Date, together with cash and Cash Equivalents on hand and from other funding sources, when taken together with the proceeds of the Loans, will be sufficient to fund the Special Dividend.
          5. The Special Dividend has been declared on or prior to the Borrowing Date and is payable on the Borrowing Date or on the Business Day immediately succeeding the Borrowing Date.
          6. Substantially all the conditions precedent under the Separation Agreement to the payment of the Special Dividend, other than the conditions set forth in Sections 5.01(a)(vii), 5.02(iii), 5.03(a)(vi) and 5.03(b)(v) (the “Excluded Conditions”) and Section 5.01(a)(xi) to the extent such condition relates to any Excluded Condition, shall have been fully satisfied or waived (provided that, to the extent the waiver of a condition precedent was materially adverse to the interests of the Lenders, such waiver was with the Administrative Agent’s consent).
     7. The conditions precedent specified in Sections 5.01, 5.02 and 5.03 of the Separation Agreement to the Distribution, other than the Excluded Conditions and Section 5.01(a)(xi) to the extent such condition relates to any Excluded Condition, shall have been fully satisfied or waived (provided that, to the extent the waiver of a condition precedent was materially adverse to the interests of the Lenders, such waiver was with the Administrative Agent’s consent).
     IN WITNESS WHEREOF, the Company, through the undersigned, has executed this Certificate as of this       day of           , 2008.

TIME WARNER CABLE INC.
By:
Name:
Title:

EXHIBIT F
FORM OF SPLIT-OFF OFFICER’S CERTIFICATE
          Reference is made to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 30, 2008, among TIME WARNER CABLE INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, THE ROYAL BANK OF SCOTLAND PLC and FORTIS BANK SA/NV NEW YORK BRANCH, as the Tranche I Co-Syndication Agents, BNP PARIBAS SECURITIES CORP., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH, and CITIBANK, N.A., as Tranche II Co-Syndication Agents, MIZUHO CORPORATE BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION as Tranche I Co-Documentation Agents, BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Tranche II Co-Documentation Agents, and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent. This Certificate is delivered pursuant to Section 4.02(c) of the Credit Agreement.
          The Borrower hereby certifies, through its [TITLE(S) OF OFFICER(S)], as follows:
          1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.
          2. The Borrowing Date is contractually obligated to occur on a Business Day not more than 20 Business Days (or such longer period as the exchange offer contemplated by the Separation Agreement is required to remain open pursuant to the Separation Agreement or applicable law) prior to the Business Day (the “Acceptance Date”) on which Time Warner shall accept the Capital Stock of Time Warner tendered by Time Warner shareholders in exchange for the Capital Stock of the Borrower held by Time Warner pursuant to the exchange offer contemplated by the Separation Agreement.
          3. Borrowings under the Revolving Credit Agreement on or prior to the Borrowing Date, together with cash and Cash Equivalents on hand and from other funding sources, when taken together with the proceeds of the Loans, will be sufficient to fund the Special Dividend.
          4. The Special Dividend has been declared on or prior to the Borrowing Date and is payable on the Acceptance Date or on the Business Day immediately following or preceding the Acceptance Date.
          5. Substantially all the conditions precedent under the Separation Agreement to the payment of the Special Dividend, other than the conditions set forth in Sections 5.01(a)(vii), 5.02(iii), 5.03(a)(vi) and 5.03(b)(v) (the “Excluded Conditions”) and Section 5.01(a)(xi) to the extent such condition relates to any Excluded Condition, shall have been fully satisfied or waived (provided that, to the extent the waiver of a condition precedent was materially adverse to the interests of the Lenders, such waiver was with the Administrative Agent’s consent).

          6. The conditions precedent specified in Sections 5.01, 5.02 and 5.03(a) of the Separation Agreement to the Distribution, other than the Excluded Conditions and Section 5.01(a)(xi) to the extent such condition relates to any Excluded Condition, shall have been fully satisfied or waived (provided that, to the extent the waiver of a condition precedent was materially adverse to the interests of the Lenders, such waiver was with the Administrative Agent’s consent).
          7. Time Warner is contractually obligated under, and in accordance with, the Separation Agreement to direct the distribution agent under the Distribution Agreement to effect any necessary Clean-up Spin-off within 21 days plus one Business Day after the Acceptance Date and Time Warner has executed and delivered the Distribution Agreement.
          IN WITNESS WHEREOF, the Company, through the undersigned, has executed this Certificate as of this       day of           , 2008.

TIME WARNER CABLE INC.
By:
Name:
Title: